Exhibit 99.1

Sharon AI Appoints Melissa Anastasiou as Chief Legal Officer

NEW YORK, July 23rd, 2026 – Sharon AI Holdings Inc. (NASDAQ: SHAZ) and its subsidiaries (“Sharon AI” or “the Company”), a leading Australian Neocloud, today announced the appointment of Melissa Anastasiou as Chief Legal Officer (CLO).

This appointment further strengthens Sharon AI’s executive leadership team as it continues to scale its AI Cloud platform and sovereign AI infrastructure.

Melissa brings more than two decades of experience across legal, finance and governance. Her appointment bolsters the leadership, risk oversight and enterprise readiness required to support disciplined execution of the Company’s long-term growth strategy.

Melissa joins Sharon AI following more than 16 years at Spark New Zealand, where she served as Executive Group General Counsel and Commercial Director. During her tenure, she advised the Board and Executive Leadership Team on corporate governance, mergers and acquisitions, regulatory, privacy and cyber matters together with digital transformation. She also chaired Spark’s AI & Data Ethics Committee, leading the development of enterprise AI governance and responsible data frameworks.

As Chief Legal Officer, Melissa will lead Sharon AI’s legal, governance and compliance functions, with a focus on regulatory discipline, responsible AI practices and risk management as the business scales.

James Manning, Chief Executive Officer and Co-founder of Sharon AI, said:

“Melissa is an exceptional leader with deep experience supporting one of Australasia’s largest and most complex technology organisations. Her appointment reflects our commitment to building a leadership team capable of supporting customers, partners and investors as AI becomes critical national infrastructure.”

“As demand for sovereign AI infrastructure continues to accelerate, organisations expect world-class governance and operational excellence. Melissa significantly strengthens our ability to meet those expectations and position Sharon AI for its next phase of growth.”

Melissa Anastasiou, Chief Legal Officer at Sharon AI, said:

“Artificial intelligence is transforming every industry, creating significant opportunities alongside new legal and governance requirements. My focus will be on building the legal and governance foundations that will support responsible execution and long-term growth.”

The appointment is part of Sharon AI’s investment in building one of the region’s leading AI infrastructure teams. As the Company expands its AI cloud platform and sovereign AI capabilities, Sharon AI is attracting experienced executives from some of Australia and New Zealand’s most respected technology organisations, creating high-value local jobs while building deep expertise across finance, legal and AI infrastructure.

This investment in local leadership and technical talent is intended to support Sharon AI’s ability to serve a sophisticated customer base across Australia and internationally, while maintaining the governance and security standards expected of critical AI infrastructure.

ENDS

Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it uses other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI) to disseminate information about the Company, and can be additional sources of information outside press releases, regulatory filings with the SEC and any other conference calls, webcasts, investor days, etc. that the company may hold.

About Sharon AI

Sharon AI, a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU/CPU Compute Infrastructure. Our AI Cloud platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts, and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Forward-looking statements in this release include specific statements regarding the intended use of proceeds. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;
●	Receipt and use of proceeds;
●	The deployment of assets and expansion of network procurement;
●	Sharon AI’s ability to engage with additional potential customers;
●	Expansion of Sharon AI’s data center footprint and capacity; and
●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC and other reports subsequently filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contacts

Media Enquiries:

media@sharonai.com

Investor Enquiries:

investors@sharonai.com